UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2010

CORTLAND BANCORP
 (Exact name of registrant as specified in its charter)

Ohio	000-13814	34-1451118
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

194 West Main Street, Cortland, Ohio	44410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 9, 2010, the Board of Directors of Cortland Bancorp (the “Company”) and the Cortland Savings and Banking Company (the “Bank”) announced the appointment of Stanley P. Feret as Senior Vice President and Chief Lending Officer of the Company and the Bank, effective March 10, 2010. The Bank has agreed to pay Mr. Feret an annual base salary of $145,000.

There are no arrangements or understandings between a director or executive officer of the Company or the Bank and Mr. Feret pursuant to which he was elected an executive officer of the Company and the Bank. No directors or executive officers of the Company or the Bank are related to Mr. Feret by blood, marriage, or adoption. Mr. Feret has not engaged in any transactions with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Mr. Feret will join President and Chief Executive Officer James M. Gasior, Executive Vice President and Chief Operating Officer Timothy Carney, Senior Vice President and Chief Financial Officer David Lucido on the Executive Management team for both the Company and the Bank.

For additional information, reference is made to the Company’s press release dated March 10, 2010, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

Item 9.01(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	March 10, 2010 press release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cortland Bancorp

Date: March 10, 2010	/s/ James M. Gasior

James M. Gasior President and Chief Executive Officer